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                                                                       EXHIBIT A

                                     FORM OF

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                         SUMMIT BROKERAGE SERVICES, INC.

         Richard Parker, being the Chairman of the Board and Chief Executive Officer of SUMMIT BROKERAGE SERVICES, INC., a Florida corporation (the "Corporation"), hereby certifies that:

         1. The name of the Corporation is SUMMIT BROKERAGE SERVICES, INC. The Corporation was incorporated on September 3, 1993.

         2. The Articles of Incorporation of the Corporation were duly amended on August 20, 1997 and December 13, 1999.

         3. These Amended and Restated Articles of Incorporation restate and integrate and further amend the provisions of the Corporation's Articles of Incorporation, as amended.


         4. The terms and provisions of these Amended and Restated Articles of Incorporation were approved and adopted by all the directors of the Corporation pursuant to a written action without a meeting of directors executed as of September 1, 2000. The terms and provisions of these Amended and Restated Articles of Incorporation were approved and adopted by the majority shareholder of the Corporation pursuant to a written action without a meeting of the shareholders executed as of September 25, 2000. The number of votes cast for the Amended and Restated Articles of Incorporation by the shareholders was sufficient for approval.


         5. Pursuant to Sections 607.0704, 607.1003 and 607.1007 of the Florida Business Corporation Act, the text of the Articles of Incorporation of the Corporation, as amended, is hereby amended and restated to read in its entirety as follows:

                                ARTICLE I - NAME

         The name of the corporation is SUMMIT BROKERAGE SERVICES, INC. (hereinafter called the "Corporation" or "Summit").




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                              ARTICLE II - PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Florida Business Corporation Act.

                         ARTICLE III - PRINCIPAL OFFICE

         The principal place of business and mailing address of the Corporation is 25 Fifth Avenue, Indialantic, Florida 32903.

                    ARTICLE IV - REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation in the State of Florida is 25 Fifth Avenue, Indialantic, Florida 32903. The name of its registered agent at that address is Richard Parker.

                            ARTICLE V - CAPITAL STOCK

         A.       Authorized Capital Stock.

                  (1) The maximum aggregate number of shares of common stock, par value of $.0001 per share (the "Common Stock"), that this Corporation shall have authority to issue is 10,000,000 shares.

                  (2) The maximum aggregate number of shares of preferred stock, par value $.0001 per share (the "Preferred Stock"), that this Corporation shall have authority to issue is 5,000,000 shares.

                  (3)      No fractional shares shall be issued.

                  (4) No shareholder of any stock of the Corporation shall have preemptive rights.

         B.       Preferred Stock.

                  (1) Authority is hereby vested in the Board of Directors of the Corporation to provide from time to time for the issuance of Preferred Stock in one or more series and, in connection therewith, to fix by resolution providing for the issue of such series the number of shares to be included and such of the designations, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions of such series, including, without limitation, voting rights or limitations, rights of redemption or conversion into Common Stock, the redemption or conversion price, to the fullest extent now or hereafter permitted by the Florida Business Corporation Act.

                  (2) Shares of any series of Preferred Stock that shall be issued and thereafter acquired by the Corporation through purchase, redemption (whether through the operation of a sinking fund or otherwise), conversion, exchange or otherwise shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of such series or as part of any other series of Preferred Stock. Unless otherwise provided in the resolution or resolutions of the Board of




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                           Directors providing for the issuance thereof, the
                           number of authorized shares of stock of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and appropriate filing and recording to the extent required by law. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock, undesignated as to series.

         C.       Provisions Relating to the Common Stock.

                  (1) Dividends, Liquidating Distributions and Voting. The Common Stock shall be subject to the express terms of the Preferred Stock, if any, and any class or series thereof. Subject to the preferential dividend rights applicable to shares of any series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, dividends and other distributions payable in cash, property, stock (including shares of any class or series of the Corporation, whether or not shares of such class or series are already outstanding) or otherwise. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled, if any, or a sum sufficient for such payment in full shall have been set aside, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. Each share of Common Stock shall have one (1) vote on all matters that are submitted to shareholders for vote.

                   (2) Mergers and Consolidations. In the event of a merger, consolidation or combination of the Corporation with another entity (whether or not the Corporation is the surviving entity), the holders of Common Stock shall be entitled to receive their respective pro rata share of the consideration received in respect of that transaction.

                  (3) Sales and Repurchases. The Board shall have the power to cause the Corporation to issue and sell shares of Common Stock to such individuals, partnerships, joint ventures, limited liability companies, associations, corporations, trusts or other legal entities (collectively, "persons") and for such consideration as the Board shall from time to time in its discretion determine, and as otherwise permitted by law. The Board shall have the power to cause the Corporation to purchase, out of funds legally available therefor, shares of Common Stock from such persons and for such consideration as the Board shall from time to time in its discretion determine, and as otherwise permitted by law.




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                               ARTICLE VI - BYLAWS

         The Bylaws of the Corporation may be altered, amended or repealed or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.

                          ARTICLE VII - INDEMNIFICATION

         The Corporation shall, to the fullest extent permitted by the laws of Florida, including, but not limited to, Section 607.0850 of the Florida Business Corporation Act, as the same may be amended and supplemented from time to time, indemnify any and all directors and officers of the Corporation and may, in the discretion of the Board of Directors of the Corporation, indemnify any and all other persons whom it shall have power to indemnify under said Section or otherwise under Florida law, from and against any and all of the liabilities, expenses or other matters referred to or covered by said Section. The indemnification provisions contained in the Florida Business Corporation Act shall not be deemed exclusive of any other rights of which those indemnified may be entitled under any bylaw, agreement, resolution of shareholders or disinterested directors, or otherwise. No provision of these Amended and Restated Articles of Incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Florida Business Corporation Act upon the Corporation, upon its shareholders, bondholders and security holders, or upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors, officers, employees and agents (and their heirs, executors and administrators) in the capacities defined and prescribed by the Florida Business Corporation Act and the defined and prescribed rights of said persons to indemnification as the same are conferred under the Florida Business Corporation Act.

                            ARTICLE VIII - AMENDMENT

         This Corporation reserves the right to amend or repeal any provisions contained in these Amended and Restated Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.


         IN WITNESS WHEREOF, the undersigned has made and subscribed these Amended and Restated Articles of Incorporation this ____ day of September, 2000.


                                            SUMMIT BROKERAGE SERVICES, INC.



                                            By:
                                                -------------------------------
                                                Richard Parker
                                                Chairman of the Board and Chief
                                                Executive Officer


















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